SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 15, 2014
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 2010 Equity Incentive Plan

On January 15, 2014 and January 21, 2014, the Board of Directors (“Board”) of Aleris Corporation (the “Company”) approved amendments to the Company’s 2010 Equity Incentive Plan (the “Plan”) that:

•	increased the maximum aggregate number of shares of common stock reserved for issuance pursuant to awards made under the Plan;

•	increased the number of shares of common stock that may be issued pursuant to restricted stock units (“RSUs”) awards made under the Plan; and

•
modified the definitions of the terms “Initial Investors” and “Initial Investors and their affiliates” as used in the Plan, so that such terms only referred to Oaktree Capital Management, L.P. and its affiliates.

The above summary is qualified in its entirety by the Amendments to 2010 Equity Incentive Plan, which are attached as Exhibits 10.1 and 10.2.
2014 Named Executive Officer Equity Grants

Chief Executive Officer Option Grant

On January 15, 2014, the Board, acting as the Committee under the Plan, authorized a grant to the Company’s Chief Executive Officer, Mr. Steven Demetriou, calculated in accordance with the terms of his Amended and Restated Employment Agreement, and, at Mr. Demetriou’s request, the actual grant was reduced to 333,333 stock options under the Plan. The stock options were granted with an exercise price equal to the fair market value of a share of common stock on the date of grant and are scheduled to vest over a three-year period, with 25% vesting on the first and second anniversaries of the date of grant and 50% vesting on the third anniversary of the date of grant.

Under the Plan, as amended, and the stock option award agreement, upon a Change in Control (as defined in the Plan, as amended), the stock option award would vest to the extent necessary to make the aggregate percentage of all applicable stock option awards that have become vested as of the date of such Change in Control at least equal to the percentage by which the Initial Investors (as defined in the Plan, as amended) have reduced their combined common stock interest in the Company. The remaining unvested equity, if applicable, would continue to vest in accordance with their terms. If the Initial Investors’ combined common stock interest in the Company is reduced by 75% or more, then all applicable tranches of the stock option will fully vest. The applicable percentage will be measured by comparing the number of shares held collectively by the Initial Investors as of the Emergence Date (as defined in the Plan, as amended) and still held by them immediately following the Change in Control to the number of shares they held on the Emergence Date (to be adjusted for stock splits, stock dividends and similar events). The Board has also approved an amendment to equity award agreements that would become effective in connection with the Company’s proposed initial public offering (which is not guaranteed to occur), under which all outstanding awards would be subject to the terms of the amended and restated Plan (which would also become effective in connection with the effectiveness of the Company’s proposed initial public offering (which is not guaranteed to occur)).

Pursuant to the stock option award agreement, upon a voluntary termination of employment by Mr. Demetriou without Good Reason (as defined in the Plan, as amended), he would forfeit all unvested stock options immediately and would have the lesser of 90 days or the remaining term to exercise all vested stock options. Additionally, upon a termination of employment by the Company for Cause (as defined in the Plan, as amended), Mr. Demetriou would forfeit all stock options (whether vested or unvested). Upon a termination of employment by the Company without Cause or by Mr. Demetriou for Good Reason (as defined in the Plan, as amended), pursuant to the stock option award agreement, the unvested stock options would become immediately vested with respect to 50% of the unvested amount. Mr. Demetriou would then have six months to exercise all vested stock options. If Mr. Demetriou’s employment is terminated as a result of death or disability, all unvested stock options would be forfeited immediately and Mr. Demetriou would have the shorter of one year or the length of the remaining term to exercise all vested stock options.

The above summary is qualified in its entirety by the Company’s 2014 Stock Option Award Agreement, dated January 15, 2014, to Steven J. Demetriou, which is attached as Exhibit 10.3.

Other Named Executive Officer Equity Grants
After a review of the overall executive compensation packages of each of our named executive officers other than Mr. Demetriou, and in consideration of the fact that no equity has been granted to those named executive officers since 2010, on January 21, 2014, the Board, acting as the Committee under the Plan, approved the following restricted stock units (“RSUs”) and stock option grants under the Plan, as amended:

Named Executive Officer	RSU Award	Stock Option Award
Roeloff IJ. Baan	23,100	85,700
Sean M. Stack	27,300	101,300
Thomas W. Weidenkopf	10,500	39,000
Christopher R. Clegg	12,600	46,700

The stock options were granted with an exercise price equal to the fair market value of a share of common stock on the date of grant. Both the RSUs and the stock options are scheduled to vest over a three-year period, with 25% vesting on the first and second anniversaries of the date of grant and 50% vesting on the third anniversary of the date of grant.
Under the Plan, as amended and the equity award agreements, upon a Change in Control, each RSU and stock option grant would vest to the extent necessary to make the aggregate percentage of all applicable RSU and stock option awards that have become vested as of the date of such Change in Control at least equal to the percentage by which the Initial Investors (as defined in the Plan, as amended) have reduced their combined common stock interest in the Company. The remaining unvested equity, if applicable, would continue to vest in accordance with their terms. If the Initial Investors’ combined common stock interest in the Company is reduced by 75% or more, then all applicable tranches of the stock option and the RSUs will fully vest. The applicable percentage will be measured by comparing the number of shares held collectively by the Initial Investors as of the Emergence Date (as defined in the Plan, as amended) and still held by them immediately following the Change in Control to the number of shares they held on the Emergence Date (to be adjusted for stock splits, stock dividends and similar events). The Board has also approved an amendment to the equity award agreements that would become effective in connection with the Company’s proposed initial public offering (which is not guaranteed to occur), under which all outstanding awards would be subject to the terms of the amended and restated

Plan (which would also become effective in connection with the effectiveness of the Company’s proposed initial public offering (which is not guaranteed to occur)).
Pursuant to each award agreement, upon a voluntary termination of employment by the named executive officer without Good Reason (as defined in the Plan, as amended), the named executive officer would forfeit all unvested RSUs and stock options immediately and would have the lesser of 90 days or the remaining term to exercise all vested stock options. Additionally, upon a termination of employment by the Company for Cause (as defined in the Plan, as amended), the named executive officer would forfeit all stock options (whether vested or unvested) and unvested RSUs. Upon a termination of employment by the Company without Cause or by the named executive officer for Good Reason (as defined in the Plan, as amended), pursuant to each award agreement, the unvested stock option and RSUs, as applicable, would become immediately vested with respect to 33 1/3%, of the unvested amount. Each named executive officer would then have six months to exercise all vested stock options. If the named executive officer’s employment is terminated as a result of death or disability, all unvested stock options and RSUs would be forfeited immediately and the named executive officer would have the shorter of one year or the length of the remaining term to exercise all vested stock options.
The above summary is qualified in its entirety by the Company’s Form of 2014 Executive Stock Option Award Agreement, which is attached as Exhibit 10.4; and the Company’s Form of 2014 Executive RSU Award Agreement, which is attached as Exhibit 10.5.

Amendments to Certain Employment Agreements

On January 21, 2014, the Board approved an amendment to the employment agreements with each of Messrs. Roeloff IJ. Baan, Sean M. Stack, Thomas W. Weidenkopf and Christopher R. Clegg, to acknowledge the change in the definitions of the terms “Initial Investors” and “Initial Investors and their affiliates” as used in the Plan, as amended, so that such terms only referred to Oaktree Capital Management, L.P. and its affiliates.

The above summary is qualified in its entirety by the Company’s Form of Amendment to Employment Agreement, which is attached as Exhibit 10.6.

2014 Changes in Outside Director Cash Compensation and RSU Grants

After a review of the overall compensation packages of the Company’s outside directors, on January 15, 2014, the Board:

•	increased the annual cash retainer for each outside director (including Mr. Wagoner) from $50,000 to $90,000, payable in calendar quarterly installments;

•	increased the annual cash payment for the chair of the Company’s Audit Committee from $15,000 to $18,750, payable in calendar quarterly installments; and

•	while acting as the Committee under the Plan, approved grants of 3,308 RSUs to each outside director (including Mr. Wagoner).

Each RSU grant settles at vesting through the issuance of shares of the Company’s common stock equal to the number of RSUs that have vested. On January 15, 2015, the restrictions will lapse on the RSUs and they will vest as to 100%. During the one-year vesting period, if the director is not reelected, reappointed or is removed from the Board, all RSUs of that director will vest. If Board service ceases for any other reason, all unvested RSUs are forfeited. If a director is serving on the Board at the time of a Change in Control, as defined in the Plan, as amended, his or her RSUs will vest to the extent set forth in the award agreements. The Board has also approved an amendment to the equity award agreements that would become effective in connection with the Company’s proposed initial public offering (which is not guaranteed to occur), under which all outstanding awards would be subject to the terms of the amended and restated Plan (which would also become effective in connection with the effectiveness of the Company’s proposed initial public offering (which is not guaranteed to occur)).

The above summary is qualified in its entirety by the Company’s Form of 2014 Non-Employee Director RSU Award Agreement, attached as Exhibit 10.7.

For each of the directors designated by the Oaktree Funds (each, an “Oaktree director”), all cash and non-cash compensation paid to the Oaktree directors with respect to their service as one of the Company’s directors is turned over to an Oaktree affiliate pursuant to an agreement between Oaktree and the Oaktree director as part of his or her employment with Oaktree.

* Mr. Donald T. Misheff’s RSU award is described separately in the Amendment No. 1 on Form 8-K/A, filed on January 22, 2014, to its Current Report on Form 8-K, dated December 4, 2013, and filed on December 10, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Amendment to 2010 Equity Incentive Plan, effective January 15, 2014.
10.2	Amendment to 2010 Equity Incentive Plan, effective January 21, 2014.
10.3	2014 Stock Option Award Agreement, dated January 15, 2014, to Steven J. Demetriou.
10.4	Form of 2014 Executive Stock Option Award Agreement.
10.5	Form of 2014 Executive RSU Award Agreement.
10.6	Form of Amendment to Employment Agreement.
10.7	Form of 2014 Non-Employee Director RSU Award Agreement.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: January 22, 2014	/s/ Scott A. McKinley
By: Scott A. McKinley
Its: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to 2010 Equity Incentive Plan, effective January 15, 2014.
10.2	Amendment to 2010 Equity Incentive Plan, effective January 21, 2014.
10.3	2014 Stock Option Award Agreement, dated January 15, 2014, to Steven J. Demetriou.
10.4	Form of 2014 Executive Stock Option Award Agreement.
10.5	Form of 2014 Executive RSU Award Agreement.
10.6	Form of Amendment to Employment Agreement.
10.7	Form of 2014 Non-Employee Director RSU Award Agreement.